FIRST AMENDMENT TO THE RETAIL FUND PARTICIPATION AGREEMENT

Between

ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA L.P.,

PIMCO FUNDS DISTRIBUTORS LLC.

And

HARTFORD LIFE INSURANCE COMPANY

THIS AMENDMENT is made and entered into as of the 26th day of March, 2004 between Hartford Life Insurance Company (“Hartford”), PIMCO Advisors Fund Management LLC, a Delaware limited liability company (“Administrator”) and PIMCO Advisors Distributors LLC (formerly PIMCO Funds Distributors LLC), a Delaware limited liability company (“Underwriter” ).

WHEREAS, Hartford, Underwriter and Allianz Dresdner Asset Management of America L.P. (“ADAM”) entered into a Retail Fund Participation Agreement dated May 1, 2002 (the “Agreement”); and

WHEREAS, effective September 30, 2002, ADAM assigned all of its right, title and interest in, and obligations under the Agreement to the Administrator; and

WHEREAS, the parties desire to amend the Agreement to allow for the addition of a certain Fund or Funds

NOW, THEREFORE, the parties agree as follows:

1.              Schedules A and B shall be replaced by the attached Schedules A and B.

2.              This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

3.              Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY		PIMCO ADVISORS FUND MANAGEMENT LLC

By:	[Redacted]	By:	[Redacted]
Name:	[Redacted]	Name:	[Redacted]
Title:	Vice President & Director	Title:	Managing Director
Date:	April 1, 2004	Date:	April 5, 2004

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PIMCO ADVISORS DISTRIBUTORS LLC

By:	[Redacted]
Name:	[Redacted]
Title:	Managing Director
Date:	April 5, 2004

2

SCHEDULE A

Separate Accounts

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 Market

K, Kl, K2, K3, K4

TK, TKI, TK2, TK3, TK4

VK, VKl, VK2, VK3, VK4

UK, UK1, UK2, UK3, UK4

403 and 457 Markets

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC, Separate Account Eleven

Portfolios

PIMCO Foreign Bond (Class A Shares)

PIMCO PEA Renaissance (Class A Shares)

PIMCO PEA Target (Class A Shares)

PIMCO Total Return (Class A Shares)

PIMCO Short Term (Class A Shares)

PIMCO High Yield (Class A Shares)

PIMCO PEA Value (Class A Shares)

PIMCO Real Return (Class A Shares)

PIMCO Emerging Markets Bond (Class A Shares)

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SCHEDULE B

In consideration of the services provided by the Company, the Administrator and the Underwriter agree to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio under the Retail Fund Participation Agreement such amounts to be paid within 30 days of the end of each calendar quarter.

Portfolio	Sub T/A Fees	12b-1 Fees
PIMCO Foreign Bond	0.15%	0.25%
PIMCO PEA Renaissance	0.20%	0.25%
PIMCO PEA Target	0.20%	0.25%
PIMCO Total Return	0.15%	0.25%
PIMCO Short Term	0.15%	0.25%
PIMCO High Yield	0.15%	0.25%
PIMCO PEA Value	0.20%	0.25%
PIMCO Real Return	0.15%	0.25%
PIMCO Emerging Markets Bond	0.15%	0.25%

The parties agree that there will be no finder’s fee paid on purchases of Class A Shares at net asset value.

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SECOND AMENDMENT TO THE RETAIL FUND PARTICIPATION AGREEMENT

Between

ALLIANZ DRESDNER ASSET MANAGEMENT OF AMERICA L.P.,

PIMCO FUNDS DISTRIBUTORS LLC.

And

HARTFORD LIFE INSURANCE COMPANY

THIS AMENDMENT is made and entered into as of the 22 day of February, 2005 between Hartford Life Insurance Company (“ Hartford”), PA Fund Management LLC, formerly PIMCO Advisors Fund Management LLC, a Delaware limited liability company (“Administrator”) and PA Distributors LLC, formerly PIMCO Advisors Distributors LLC (and PIMCO Funds Distributors LLC), a Delaware limited liability company (“Underwriter” ).

WHEREAS, Hartford, Underwriter and Allianz Global Investors of America L.P., formerly Allianz Dresdner Asset Management of America L.P. (“AGI”) entered into a Retail Fund Participation Agreement dated May 1, 2002 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement to allow for the addition of a certain Fund or Funds

NOW, THEREFORE, the parties agree as follows:

1.              Schedules A and B shall be replaced by the attached Schedules A and B.

2.              This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

3.              Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY		PA FUND MANAGEMENT LLC

By:	[Redacted]	By:	[Redacted]
Name:	[Redacted]	Name:	[Redacted]
Title:	Vice President & Director	Title:	Managing Director
Date:	3.17.05	Date:	March 14, 2005

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PA DISTRIBUTORS LLC

By:	[Redacted]
Name:	[Redacted]
Title:	Managing Director
Date:	March 14, 2005

2

SCHEDULE A

Separate Accounts

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 Market

K, Kl, K2, K3, K4

TK, TKI, TK2, TK3, TK4

VK, VKl, VK2, VK3, VK4

UK, UK1, UK2, UK3, UK4, 401

403 and 457 Markets

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC, Separate Account Eleven

Portfolios

PIMCO Foreign Bond (Class A Shares)

PIMCO OpCap Renaissance (Class A Shares)

PIMCO PEA Target (Class A Shares)

PIMCO Total Return (Class A Shares)

PIMCO Short Term (Class A Shares)

PIMCO High Yield (Class A Shares)

PIMCO OpCap Value (Class A Shares)

PIMCO Real Return (Class A Shares)

PIMCO Emerging Markets Bond (Class A Shares)

PIMCO Low Duration (Class R Shares)

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SCHEDULE B

In consideration of the services provided by the Company, the Administrator and the Underwriter agree to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company’s Separate Account(s) in each Portfolio under the Retail Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

Class A Shares:

Portfolio	Sub T/A Fees	12b-1 Fees*
PIMCO Foreign Bond	0.15%	0.25%
PIMCO OpCap Renaissance	0.20%	0.25%
PIMCO PEA Target	0.20%	0.25%
PIMCO Total Return	0.15%	0.25%
PIMCO Short Term	0.15%	0.25%
PIMCO High Yield	0.15%	0.25%
PIMCO OpCap Value	0.20%	0.25%
PIMCO Real Return	0.15%	0.25%
PIMCO Emerging Markets Bond	0.15%	0.25%
PIMCO Low Duration	0.15%	0.25%

Class R Shares:

Portfolio	Sub T/A Fees	12b-1 Fees*
PIMCO High Yield	0.15%	0.50%
PIMCO Low Duration	0.15%	0.50%

The parties agree that there will be no finder’s fee paid on purchases of Class A Shares at net asset value.

*These fees shall only be paid if they are received by the Administrator and/or Distributor pursuant to the 12b-1 plan applicable to the Fund described.

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THIRD AMENDMENT TO PARTICIPATION AGREEMENT

Between

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

And

HARTFORD LIFE INSURANCE COMPANY

THIS AMENDMENT is made and entered into as of the 19th day of January, 2007 between Hartford Life Insurance Company (“Hartford”), Allianz Global Investors Fund Management LLC, (formerly PA Fund Management LLC, and PIMCO Advisors Fund Management LLC), a Delaware limited liability company (“Administrator”) and Allianz Global Investors Distributors LLC, (formerly PA Distributors LLC, PIMCO Advisors Distributors LLC and PIMCO Funds Distributors LLC), a Delaware limited liability company (“Underwriter”).

WHEREAS, the parties desire to amend the Agreement to allow for the addition of a certain Fund or Funds,

NOW, THEREFORE, the parties agree as follows:

1.                                      Schedules A and B shall be replaced by the attached Schedules A and B.

2.                                      This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

3.                                      Except as amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties hereto have executed and delivered this Amendment effective as of the date first written above.

HARTFORD LIFE INSURANCE COMPANY		ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

By:	[Redacted]	By:	[Redacted]
Name:	[Redacted]	Name:	[Redacted]
Title:	AVP	Title:	Managing Director
Date:	1/9/07	Date:	01/17/07

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

By:	[Redacted]
Name:	[Redacted]
Title:	Managing Director
Date:	1-19-07

SCHEDULE A

Separate Accounts

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 Market

K, K1, K2, K3, K4

TK, TK1, TK2, TK3, TK4

VK, VK1, VK2, VK3, VK4

UK, UK1, UK2, UK3, UK4, 401

403 and 457 Markets

DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC, Separate Account Eleven

SCHEDULE B

In consideration of the services provided by the Company, Allianz Global Investors Fund Management LLC and Allianz Global Investors Distributors LLC agrees to pay the Company an amount equal to the following basis points per annum on the average aggregate amount invested by the Company’ s Separate Account(s) in each Portfolio under the Fund Participation Agreement, such amounts to be paid within 30 days of the end of each calendar quarter.

Class A Shares:

Portfolio	Sub T/A Fees	12b-1 Fees*

ALLIANZ FUNDS
Allianz Global Investors Multi-Style	0.25%	0.25%
CCM Capital Appreciation Fund	0.25%	0.25%
CCM Focused Growth Fund	0.25%	0.25%
CCM Mid-Cap Fund	0.25%	0.25%
NFJ Dividend Value Fund	0.25%	0.25%
NFJ International Value Fund	0.25%	0.25%
NFJ Large Cap Value Fund	0.25%	0.25%
NFJ Mid-Cap Value Fund	0.25%	0.25%
NFJ Small-Cap Value Fund (Closed)	0.25%	0.25%
OCC Core Equity Fund	0.25%	0.25%
OCC Renaissance Fund	0.25%	0.25%
OCC Value Fund	0.25%	0.25%
OCC Growth Fund	0.25%	0.25%
OCC Equity Premium Strategy Fund	0.25%	0.25%
OCC Opportunity Fund	0.25%	0.25%
OCC Target Fund	0.25%	0.25%
NACM Emerging Markets Opportunities	0.25%	0.25%
NACM Flex-Cap Value Fund	0.25%	0.25%
NACM Global Fund	0.25%	0.25%
NACM Growth Fund	0.25%	0.25%
NACM International Fund	0.25%	0.25%
NACM Pacific Rim Fund	0.25%	0.25%
RCM Biotechnology Fund	0.25%	0.25%
RCM Global Resources Fund	0.25%	0.25%
RCM Global Small-Cap Fund	0.25%	0.25%
RCM Healthcare Fund	0.25%	0.25%
RCM International Growth Equity Fund	0.25%	0.25%
RCM Large-Cap Growth Fund	0.25%	0.25%
RCM Mid-Cap Fund	0.25%	0.25%
RCM Strategic Growth Fund	0.25%	0.25%
RCM Technology Fund	0.25%	0.25%

PIMCO FUNDS	Sub TIA Fees	12b-1 Fees*
PIMCO All Asset Fund	0.15%	0.25%
PIMCO All Asset All Authority Fund	0.15%	0.25%
PIMCO California Intermediate Muni Bond Fund	0.15%	0.25%
PIMCO Commodity Real Return Strategy Fund	0.15%	0.25%
PIMCO Developing Local Markets	0.15%	0.25%
PIMCO Diversified Income Fund	0.15%	0.25%
PIMCO Emerging Markets Bond Fund	0.15%	0.25%
PIMCO Floating Income Fund	0.15%	0.25%
PIMCO Foreign Bond Fund (U.S. Dollar Hedged)	0.15%	0.25%
PIMCO Foreign Bond Fund (Unhedged)	0.15%	0.25%
PIMCO Fundamental IndexPlus TR	0.15%	0.25%
PIMCO Global Bond Fund (U.S. Dollar Hedged)	0.15%	0.25%
PIMCO GNMA Fund	0.15%	0.25%
PIMCO High Yield Fund	0.15%	0.25%
PIMCO International StocksPlus TR Strategy (U.S. Dollar Hedged)	0.15%	0.25%
PIMCO International StocksPlus TR Strategy (Unhedged)	0.15%	0.25%
PIMCO Investment Grade Corporate Bond Fund	0.15%	0.25%
PIMCO Long-Term U.S. Government Fund	0.15%	0.25%
PIMCO Low Duration Fund	0.15%	0.25%
PIMCO Money Market Fund	0	0.10%
PIMCO Municipal Bond Fund	0.15%	0.25%
PIMCO New York Municipal Bond Fund	0.15%	0.25%
PIMCO Real Estate Real Return Strategy Fund	0.15%	0.25%
PIMCO Real Return Fund	0.15%	0.25%
PIMCO Short Duration Municipal Income Fund	0.15%	0.20%
PIMCO Short-Term Fund	0.15%	0.20%
PIMCO Small-Cap StocksPlus TR Fund	0.15%	0.25%
PIMCO StocksPlus Fund	0.15%	0.25%
PIMCO StocksPlus Total Return Fund	0.15%	0.25%
PIMCO StocksPlus TR Short Strategy Fund	0.15%	0.25%
PIMCO Total Return Fund	0.15%	0.25%
PIMCO Total Return Mortgage Fund	0.15%	0.25%

Class R Shares:

Portfolio	Sub T/A Fees	12b-1 Fees*
ALLIANZ FUNDS

Allianz CCM Capital Appreciation Fund	0.25%	0.50%
Allianz CCM Mid-Cap Fund	0.25%	0.50%
Allianz NACM Global Fund	0.25%	0.50%
Allianz NACM International Fund	0.25%	0.50%
Allianz NFJ Dividend Value Fund	0.25%	0.50%
Allianz NFJ Large-Cap Value Fund	0.25%	0.50%
Allianz NFJ Small-Cap Value Fund (Closed)	0.25%	0.50%
Allianz OCC Equity Premium Strategy Fund	0.25%	0.50%
Allianz OCC Growth Fund	0.25%	0.50%
Allianz OCC Value Fund	0.25%	0.50%
Allianz OCC Renaissance Fund	0.25%	0.50%
Allianz RCM Mid-Cap Fund	0.25%	0.50%
Allianz RCM Large-Cap Growth Fund	0.25%	0.50%

PIMCO FUNDS
PIMCO All Asset Fund	0.15%	0.50%
PIMCO StocksPLUS Fund	0.15%	0.50%
PIMCO Real Return Fund	0.15%	0.50%
PIMCO High Yield Fund	0.15%	0.50%
PIMCO Foreign Bond Fund (U.S. Dollar Hedged)	0.15%	0.50%
PIMCO Total Return Fund	0.15%	0.50%
PIMCO Low Duration Fund	0.15%	0.50%
PIMCO Short-Term Fund	0.15%	0.45%

The parties agree that there will be no finder’s fee paid on purchases of Class A Shares at net asset value.

*These fees shall only be paid if they are received by the Administrator and/or Distributor pursuant to the 12b-1 plan applicable to the Fund described.

ALLIANZ FUNDS	Admin/Instl

FUND NAME	CLASS	12b-1 fee
Allianz Global Investors Multi-Style Fund	Instl	0
CCM Capital Appreciation	Instl	0
CCM Capital Appreciation	Admin	0.25%
CCM Emerging Companies (Closed)	Instl	0
CCM Emerging Companies (Closed)	Admin	0.25%
CCM Focused Growth	Instl	0
CCM Mid-Cap	Instl	0
CCM Mid-Cap	Admin	0.25%
NFJ Dividend Value	Instl	0
NFJ Dividend Value	Admin	0.25%
NFJ International Value	Instl	0
NFJ Large Cap Value	Instl	0
NFJ Large Cap Value	Admin	0.25%
NFJ Mid-Cap Value	Instl	0
NFJ Small-Cap Value (Closed)	Instl	0
NFJ Small-Cap Value (Closed)	Admin	0.25%
OCC Equity Premium Strategy	Instl	0
OCC Equity Premium Strategy	Admin	0.25%
OCC Growth	Instl	0
OCC Growth	Admin	0.25%
OCC Opportunity	Instl	0
OCC Opportunity	Admin	0.25%
OCC Target	Instl	0
OCC Target	Admin	0.25%
OCC Core Equity	Instl	0
OCC International Equity	Instl	0
OCC Renaissance	Instl	0
OCC Renaissance	Admin	0.25%
OCC Value	Instl	0
OCC Value	Admin	0.25%
NACM Flex-Cap Value	Inst	0
NACM Flex-Cap Value	Admin	0.25%
NACM Global	Instl	0
NACM Global	Admin	0.25%
NACM Growth	Instl	0
NACM Growth	Admin	0.25%
NACM International	Instl	0
NACM International	Admin	0.25%
NACM Pacific Rim	Instl	0
RCM Financial Services	Instl	0
RCM Global Resources	Instl	0
RCM Global Small-Cap	Instl	0
RCM International Growth Equity	Instl	0
RCM International Growth Equity	Admin	0.25%
RCM Large-Cap Growth	Instl	0
RCM Large-Cap Growth	Admin	0.25%
RCM Mid-Cap	Instl	0
RCM Mid-Cap	Admin	0.25%
RCM Small-Cap Growth	Instl	0
RCM Strategic Growth	Instl	0
RCM Strategic Growth	Admin	0.25%
RCM Technology	Instl	0
RCM Technology	Admin	0.25%

FOURTH AMENDMENT TO RETAIL FUND PARTICIPATION AGREEMENT

This FOURTH AMENDMENT to the Retail Fund Participation Agreement, dated May 1, 2002, as amended (the “Agreement”) made effective as of December 14, 2010, is by and among Allianz Global Investors Distributors LLC (“AGID”), the principal underwriter for PIMCO Equity Series (the “Equity Trust”) and Allianz Funds Multi-Strategy Trust (“MST”), Allianz Global Investors Fund Management LLC (“Administrator”), and Hartford Life Insurance Company (“Company” or “Hartford”).

WHEREAS, AGID is also the principal underwriter for PIMCO Funds and Allianz Funds (together, the “Existing Trust Portfolios”);

WHEREAS, under the Agreement, the Company purchases Shares in the Portfolios on behalf of Company’s Separate Account(s) from AGID to fund Company’s insurance Contracts issued and administered by Company to retirement plans; and

WHEREAS, AGID and the Company seek to enter into this Fourth Amendment to the Agreement to permit the Company to make additional Shares available, including series of the Equity Trust and MST and Shares of any open-end investment company registered under the Investment Company Act of 1940 for which notice is provided to you for inclusion under the Agreement Schedule B hereof (any such open-end investment company, including any series thereof, a “New Trust”), subject to the terms and conditions of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, AGID, Administrator and the Company hereby agree as follows:

1.             Equity Trust, MST and New Trusts. The Agreement is hereby amended to incorporate the Equity Trust, any current and future series of the Equity Trust (the “Equity Fund(s)”), the MST, any current and future series of MST (the “MST Fund(s)”) and any New Trust, and any current and future series of any New Trust (the “New Fund(s)”), to permit the Company to purchase such classes of Shares. Accordingly, the definition of “Trust” as used in the Agreement is hereby amended to include the Equity Trust, MST and any New Trust, and the definition of “Fund” is hereby amended to include any Equity Fund, MST Fund and any New Trust and its series. Each of the Equity Trust, any Equity Fund, the MST, any MST Fund, and any New Trust are hereby added to any schedule of trusts and/or funds set forth in the Agreement or any exhibit or attachment thereto, as applicable. For the avoidance of doubt, it is the intent of the parties hereto to amend the Agreement to incorporate the Equity Trust, MST and any New Trust, as well as any currently existing series thereof or series thereof created in the future, and the provisions of this Fourth Amendment and the Agreement shall be interpreted as broadly as possible to give effect to this intent. Notwithstanding the foregoing, AGID may in its discretion determine that any Equity

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Fund, MST Fund, New Trust or class thereof shall not be added to the Agreement provided AGID notifies the Company.

2.             The parties represent and warrant that all of the representations, warranties and undertakings made in the Agreement continue to be true as of the date of this Fourth Amendment and will continue in full force and effect until further notice from affected party.

3.             The Company agrees that it will not offer or sell Shares of an Equity Fund, MST Fund or a New Trust until the registration statement for such Shares has been declared effective by the Securities and Exchange Commission.

4.             Definitions. For purposes of this Fourth Amendment, certain terms are used as defined in the preamble or body of this Fourth Amendment. The following terms shall have the following meanings, unless a different meaning is clearly required by the context:

The term “Shares” means the interests of shareholders corresponding to the redeemable securities of record issued by a series of an Existing Trust, the Equity Trust, the MST or any New Trust.

5.             Sales Charges, Dealer Discounts (Commissions) and/or Fees. The fee rate and/or compensation payable (if any) under the Agreement with respect to an Equity Fund, New Fund or an MST Fund, as applicable, shall be (i) for Class P, Administrative Class and Class D Shares of an Equity Fund, the same as the current fee rate and/or compensation payable (if any) with respect to the same class of Shares of the PIMCO Funds under the Agreement; (ii) for Class P, Administrative Class and Class D Shares of an MST Fund, the same as the current fee rate and/or compensation payable (if any) with respect to the same class of Shares of the Allianz Funds under the Agreement and (iii) for Class A, Class C and Class R Shares, the same as the current fee rate and/or compensation payable with respect to the same class of Shares of the Allianz Funds under the Agreement (except for marketing support payments on Class A and Class C Shares of an Equity Fund, which will be paid in accordance with the fee rates with respect to the same class of Shares for PIMCO Funds under the Agreement). With respect to a New Trust, thirty days’ written notice will be provided to the Intermediary regarding the New Trust and the fee rate and/or compensation to be paid (if any) to the Intermediary with respect to such New Trust.

6.             Notwithstanding any other provision of the Agreement to the contrary, Section 5 of this Fourth Amendment may be amended with thirty (30) days’ written notice provided by AGID to the Company proposing the changes thereto. Company shall notify AGID in writing of its acceptance and the accepted notice shall be attached to this Agreement. No notice is effective until accepted by Company.

7.             This Fourth Amendment may not be assigned by either party without the consent of the other party.

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8.             Except as expressly provided herein, the Agreement shall remain in full force and effect in accordance with its terms.

9.             This Fourth Amendment shall be effective upon its execution hereof and may be executed in counterparts, each of which shall be deemed to be an original.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the date first above written.

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC

		By:	[Redacted]
		By:	[Redacted]
		Title:	CEO

ALLIANZ GLOBAL INVESTORS FUND MANAGEMENT LLC

		By:	[Redacted]
		By:	[Redacted]
		Title:	Managing Director

HARTFORD LIFE INSURANCE COMPANY

By:	[Redacted]
By:	[Redacted]
Title:	AVP

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